EXHIBIT NO. 23
INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8 of Carolina Power & Light Company, of our report dated May 22, 1998, appearing in this Annual Report on Form 11-K of the Stock Purchase-Savings Plan of Carolina Power & Light Company for the year ended December 31, 1997.





/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
June 24, 1998